UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

On March 6, 2013, the Board of Directors (the “Board”) of Cubic Energy, Inc. (the “Company”) approved a separation plan (the “Separation Plan”) for the Company’s employees.  The Separation Plan applies to all employees of the Company, other than employees entitled to severance benefits under a then-effective employment agreement.  The Separation Plan provides that in the event that an eligible employee’s employment with the Company, and any successor, is terminated in connection with a change in control of the Company, such employee would be entitled to receive a cash separation payment.  The amount of the payment to Larry Badgley, should he be entitled to receive such a cash separation payment, would be equal to his base salary for the twelve months prior to his termination, and the amount of the payment to all other eligible employees would be equal to fifty percent of his base salary for the twelve months prior to his termination.  A summary of the key terms of the Separation Plan is filed as Exhibit 10.1 to this report.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                                                Summary of Cubic Energy, Inc. Employee Separation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013	CUBIC ENERGY, INC.

	By:	/s/Jon S. Ross
Jon Stuart Ross, Secretary